EXHIBIT 21

(21)     SUBSIDIARIES OF THE REGISTRANT

         Mic-Mac Investments, Inc.
         4603 Oleander, Suite 9
         Myrtle Beach, SC 29577

         HDX 9000, Inc.
         1750 Osceola Dr.
         West Palm Beach, Florida 33409

         Cambridge Gas Transport Corporation
         Georgetown, Grand Cayman
         Cayman Islands